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                                   EXHIBIT 32
                        PENNROCK FINANCIAL SERVICES CORP.

     CERTIFICATIONS OF CHIEF EXECTUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PennRock Financial Services Corp. (the "Company") on Form 10-Q for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report") Melvin Pankuch, as Chief Executive Officer of the Company, and George B. Crisp as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C (section) 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge:

      1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated: May 9, 2005                 /s/ Melvin Pankuch
                                   --------------------------------------------
                                   Melvin Pankuch, Executive Vice President
                                    and Chief Executive Officer

                                   /s/ George B. Crisp
                                   --------------------------------------------
                                   George B. Crisp, Vice President and Treasurer (Principal Financial and Accounting Officer)